Exhibit 99.1

Tallgrass Energy Increases Quarterly Dividend and
Announces Date for Fourth Quarter 2018 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--January 15, 2019--Tallgrass Energy, LP (NYSE: TGE) today announced its quarterly dividend for the fourth quarter of 2018. The dividend will be paid on Thursday, February 14, 2019, to shareholders of record as of the close of business on Thursday, January 31, 2019.

The board of directors of TGE’s general partner declared a quarterly cash dividend of $0.5200 per Class A share for the fourth quarter of 2018, or $2.08 on an annualized basis. This represents a 2.0 percent sequential increase from the third quarter 2018 dividend of $0.5100 per Class A share and an increase of 41.5 percent from the fourth quarter 2017 dividend of $0.3675 per Class A share. It is TGE’s 14th consecutive increase since its May 2015 IPO.

Fourth Quarter 2018 Financial Results and Conference Call
Tallgrass plans to report fourth quarter 2018 financial results and release 2019 financial guidance on Thursday, January 31, 2019, and hold a conference call at 3:30 p.m. Central Time that same day.

TGE invites shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Tallgrass Energy, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com